Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Larry Rothstein
Phone: (305) 854-6803

HMG/Courtland Properties, Inc. Announces
$300,000 Share Repurchase Program

Coconut Grove, Florida, November 21, 2008 ─ HMG/Courtland Properties, Inc. (AMEX:  HMG) today announced that its Board of Directors has authorized a share repurchase program.  Under the program, HMG is authorized to purchase up to $300,000 of its outstanding shares of common stock in open market and privately negotiated transactions.  The program will be in place through the end of HMG’s 2011 fiscal year.
Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about its future plans, including share repurchases.  These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties.  Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the company.  Please refer to the company’s most recent Form 10-K and subsequent filings for a further discussion of these risks and uncertainties.  The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.